UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2017

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1573 Mallory Lane, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 221-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2017, the Board of Directors (the “Board”) of Quorum Health Corporation, a Delaware corporation (the “Company”) approved entering into a change in control severance agreement in the approved form (the “CIC Agreement”) with each of Michael Culotta, Shaheed Koury, R. Harold McCard, Jr. and Matthew Hayes (collectively, the “Executive Officers”) and with certain senior vice presidents of the Company (collectively, the “Senior Vice Presidents”, and together with the Executive Officers, the “Officers”). (Each of Thomas Miller, the Company’s President and Chief Executive Officer, and Martin Smith, the Company’s Executive Vice President of Operations, has an existing change in control severance agreement with the Company as a result of such agreements being assumed by the Company from Community Health Systems, Inc. in connection with the spin-off.)

The initial term of the CIC Agreement will expire on December 31, 2019; provided, however, that on December 31, 2018 and each December 31st thereafter, the term will automatically extend for one additional year unless either party gives at least 90 days’ notice of non-extension. Notwithstanding the foregoing, following the occurrence of a Change in Control (as defined in the CIC Agreement) the term shall not expire prior to the expiration of 24 months following such Change in Control. If an Officer’s employment is terminated (y) without Cause (as defined in the CIC Agreement) within 24 months following a Change in Control, or (z) by the executive for Good Reason (as defined in the CIC Agreement) within 24 months (for Executive Officers) or 12 months following a Change in Control (for Senior Vice Presidents), the Officer shall be entitled to receive, in addition to all compensation earned or accrued through the date of termination, (i) a pro-rata bonus for the year of termination, based on the Company’s actual performance (“Pro-Rata Bonus”), (ii) three times (for Executive Officers) or two times (for Senior Vice Presidents) the sum of (A) such Officer’s base salary at the time of the Change in Control (or, if greater, at any time thereafter) and (B) the target annual bonus that would be payable to such Officer in respect of the fiscal year in which the termination date occurs, assuming the Company meets its target, (iii) continuation of the health and welfare benefits provided to such executive officer immediately prior to the Change in Control (or, if greater, provided immediately prior to termination) for a period of 36 months (for Executive Officers) or 24 months (for Senior Vice Presidents), and (iv) reimbursement of legal costs. The Company’s obligation to pay and provide these severance benefits is subject to execution, delivery and non-revocation of a release.

Pursuant to the CIC Agreement, a termination without Cause or by the executive officer for Good Reason will be deemed to have occurred after a Change in Control if an executive officer is terminated by the Company without Cause or terminates for Good Reason at any time prior to a Change in Control and such termination (i) occurs after the Company entered into a definitive agreement, the consummation of which would constitute a Change in Control, or (ii) such executive officer reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a Change in Control.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Form of Change in Control Severance Agreement by and between Quorum Health Corporation and each of Michael Culotta, Shaheed Koury, R. Harold McCard, Jr. and Matthew Hayes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2017	QUORUM HEALTH CORPORATION (Registrant)

	By:	/s/ Michael J. Culotta
Michael J. Culotta
Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)